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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-A/A

                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Signature Inns, Inc.
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             (Exact name of registrant as specified in its charter)

               Indiana                                      35-1426996
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(State of incorporation or organization)                 (I.R.S. employer
                                                        identification no.)
     250 East 96th Street, Suite 450
          Indianapolis, Indiana                                46240
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(Address of principal executive offices)                     (zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each Class to                    Name of each exchange on which
       be so registered                       each class is to be registered
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             None                                               None
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Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Stock
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                                (Title of Class)








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Item 1. Description of Registrant's Securities to be Registered.

         Item 1 is hereby amended by adding the following paragraph:

         Effective as of January 27, 1999, the Company and Rights Agent entered into Amendment No. 1 (the "Amendment") to the Second Amended and Restated Rights Agreement. Capitalized terms used without definition below have the meanings assigned to them in the Second Amended and Restated Rights Agreement.

         The Amendment excludes the following actions or occurrences from triggering an Exercisability Date, a Stock Acquisition Date or the qualification of a Person as an Acquiring Person: (i) the public announcement, public disclosure, execution and delivery or amendment of the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") dated as of January 27, 1999, among the Company and Jameson Inns, Inc., a Georgia corporation ("Jameson"), (ii) the performance by any part of its obligations under the Merger Agreement, (iii) the acquisition of beneficial ownership of Company Common Stock by Jameson pursuant to, or in connection with, the Merger Agreement, or (iv) the consummation of the other transactions contemplated by the Merger Agreement. These exclusions are applicable only so long as the Merger Agreement has not been terminated pursuant to the terms thereof.

Item 2. Exhibits.

         4.1 Second Amended and Restated Rights Agreement, dated as of December 8, 1998 between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits, the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference in Exhibit 99.2 to Signature Inns, Inc.'s Current Reports Form 8-K, Filed December 11, 1998.)

         4.2 Amendment No. 1 to the Second Amended and Restated Rights Agreement, dated as of January 27, 1999, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SIGNATURE INNS, INC.



Date: February 1, 1999                 By: /s/ John D. Bontreger
                                           -------------------------------------
                                           John D. Bontreger
                                           President and Chief Executive Officer












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                                  EXHIBIT INDEX



       Exhibit
        Number                           Description
       -------    --------------------------------------------------------------

         4.1 Second Amended and Restated Rights Agreement, dated as of December 8, 1998 between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits, the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference in Exhibit 99.2 to Signature Inns, Inc.'s Current Reports Form 8-K, Filed December 11, 1998.)

         4.2 Amendment No. 1 to the Second Amended and Restated Rights Agreement, dated as of January 27, 1999, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent.










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